                                                                    Exhibit 21.1



                                 NitroMed, Inc.

                              List of Subsidiaries

NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------
NitroMed Securities Corp.                         Massachusetts